Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS
OF FUSHI INTERNATIONAL, INC.

We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form S-3 dated November 14, 2007 of our report dated March 4, 2006 related to the financial statements of Fushi International, Inc which appears in such Prospectus. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/   JIMMY C.H. CHEUNG
JIMMY C.H. CHEUNG & CO
Certified Public Accountants

Hong Kong

November 14, 2007